Exhibit 10.39

FIRST AMENDMENT TO

AGREEMENT TO SUBLICENSE

This First Amendment (“Amendment”) to the Agreement to Sublicense by and between Natural Alternatives International, Inc., a Delaware corporation (“NAI”), and Compound Solutions, Inc., a California corporation (“CSI”), dated effective as of March 3, 2009 (“Agreement”), is made and entered into effective as of October 18, 2010 (“Effective Date”). Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

1.        Section 1.3(e) of the Agreement is revised in its entirety to read as follows:

“US 7,504,376 filed November 18, 2003, entitled “Methods and Compositions for Increasing the Anaerobic Working Capacity in Tissues.”

2.        Section 1.3 of the Agreement is further revised to add new subsection (f) as follows:

“Allowed US application serial no. 12/231,240 filed August 29, 2008, entitled “Methods and Compositions for Increasing the Anaerobic Working Capacity in Tissues.”

3.        The Sublicense Agreement attached to the Agreement as Exhibit B is hereby replaced in its entirety with the Sublicense Agreement attached hereto.

4.        Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

5.        This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Delivery by facsimile or other electronic means of an executed counterpart hereof shall have the same force and effect as delivery of an originally executed counterpart hereof.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

NAI

Natural Alternatives International, Inc., a Delaware corporation

/s/ Mark A. LeDoux
Mark A. LeDoux, Chief Executive Officer

CSI

Compound Solutions, Inc., a California corporation

/s/ Barry Titlow
Barry Titlow, Chief Executive Officer